UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2005

DOLLAR TREE STORES, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	54-1387365
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 15, 2005, the Compensation Committee of the Board of Directors of Dollar Tree Stores, Inc. approved the acceleration of the vesting date of all previously issued, outstanding and unvested options under all current stock option plans, including the 1995 Stock Incentive Plan, the 2003 Equity Incentive Plan and the 2004 Executive Officer Equity Plan, effective as of December 15, 2005.

The Company believes that the decision to accelerate the vesting of these options, almost all of which have exercise prices that are higher than our current stock price, will give employees increased performance incentives and will enhance current retention. The Company also implemented the acceleration program to eliminate non-cash compensation expense that would have been recorded in future periods following the Company’s adoption of Financial Accounting Standards Board Statement No. 123, “Share Based Payment (revised 2004)”, (FAS 123R) in the first quarter of fiscal 2006. FAS 123R requires recognizing compensation cost for any unvested stock options at the date of adoption over the remaining requisite service period of the options. Currently, the Company accounts for options using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and provides footnote disclosure of the compensation expense associated with stock options. The future expense that will be eliminated as a result of the option acceleration program is estimated to be approximately $15.0 million (before tax) over a period of four years during which the options would have vested. This determination is based on the estimated number of options presently outstanding subject to the acceleration program and is net of an adjustment for estimated forfeiture of certain (in the money) options, for which the company expects to take an immediate charge of approximately $125,000.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: This Form 8-K contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, or estimate. For example, the Company’s forward-looking statements include statements regarding its expectation for how the decision to accelerate option vesting will affect future earnings and how it affects employee performance incentives and retention. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed April 14, 2005 and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Quarterly Report on Form 10-Q filed December 8, 2005. Also, carefully review "Risk Factors" in our most recent prospectuses filed November 15, 2000 and August 3, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

Item 8.01.	Other Events.

On December 15, 2005, the Board of Directors of Dollar Tree Stores, Inc. approved the Third Restated By-Laws of the Company. The Third Restated By-Laws are attached to this Form 8-K as Exhibit 99.1 and are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Third Restated By-Laws of Dollar Tree Stores, Inc approved December 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE:	December 21, 2005

DOLLAR TREE STORES, INC.

By:	/s/ Kent A. Kleeberger
Kent A. Kleeberger
Chief Financial Officer

EXHIBITS

Exhibit 99.1-	Third Restated By-Laws of Dollar Tree Stores, Inc. approved December 15, 2005.